Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Joule, Inc.


As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K/A of our report dated November 19, 1998 on the financial statements of Joule, Inc. as of September 30, 1998. It should be noted that we have not audited any financial statements of the company subsequent to September 30, 1998 or performed any audit procedures subsequent to the date of our report.


                                                    ARTHUR ANDERSON LLP


Roseland, New Jersey
July 30, 1999